                                 EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (Registration Statement Nos. 81693, 33-9038 and 33-47600) and Registration Statement on Form S-3 (Registration Statement No. 33-50286).


ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSEN LLP


Cleveland, Ohio
March 21, 1997